Exhibit 21.1
List of Subsidiaries

AH4R SFR, LLC

American Homes 4 Rent is the General Partner of American Homes 4 Rent, L.P.

Below is a list of the wholly owned subsidiaries of American Homes 4 Rent, L.P.:

1.	American Homes 4 Rent Management Holdings, LLC, and its subsidiaries are:

a.	AH4R Management-AZ, LLC

b.	AH4R Management-CO, LLC

c.	AH4R Management-FL, LLC

d.	AH4R Management-GA, LLC

e.	AH4R Management-ID, LLC

f.	AH4R Management-IL, LLC

g.	AH4R Management-IN, LLC

h.	AH4R Management-KY, LLC

i.	AH4R Management-MS, LLC

j.	AH4R Management-NC, LLC

k.	AH4R Management-NM, LLC

l.	AH4R Management-OH, LLC

m.	AH4R Management-OK, LLC

n.	AH4R Management-OR, LLC

o.	AH4R Management-SC, LLC

p.	AH4R Management-TN, LLC

q.	AH4R Management-TX, LLC

r.	AH4R Management-UT, LLC

s.	AH4R Management-WA, LLC

t.	AH4R Management-WI, LLC

u.	American Homes 4 Rent Management, LLC

2.	American Homes 4 Rent Properties One, LLC

3.	American Homes 4 Rent Properties Two, LLC

4.	American Homes 4 Rent Properties Three, LLC

5.	American Homes 4 Rent Properties Four, LLC

6.	American Homes 4 Rent Properties Five, LLC

7.	American Homes 4 Rent Properties Six, LLC

8.	American Homes 4 Rent Properties Seven, LLC

9.	American Homes 4 Rent Properties Eight, LLC

10.	American Homes 4 Rent Properties Nine, LLC

11.	American Homes 4 Rent Properties Ten, LLC

12.	AH4R Acquisitions and Renovations, LLC

13.	AH4R Maintenance, LLC

14.	AH4R Maintenance Plus, LLC

15.	American Homes 4 Rent TRS, LLC, and its subsidiaries are:

a.	American Homes 4 Rent Asset, LLC

b.	AMIP TRS, LLC, and its subsidiaries are:

(i)	American Mortgage Investment Partners Fund I, LLC

(ii)	AMIP Management, LLC

16.	AH4R Properties, LLC, and its subsidiaries are:

a.	AH4R-FL 2, LLC

b.	AH4R-FL 4, LLC

c.	AH4R-FL 11, LLC

d.	AH4R-GA, LLC

e.	AH4R-GA 2, LLC

f.	AH4R-GA 3, LLC

g.	AH4R-GA 4, LLC

h.	AH4R-IL, LLC

i.	AH4R-TN 3, LLC

17.	AH4R I FL, LLC

18.	AH4R I FL Orlando, LLC

19.	AH4R I GA, LLC

20.	AH4R I IL, LLC

21.	AH4R I IN, LLC

22.	AH4R I NC, LLC

23.	AH4R I OH, LLC

24.	AH4R I TX, LLC

25.	AMH Development, LLC

26.	AMH NC Properties, L.P.

27.	RJ American Homes 4 Rent One, LLC

28.	RJ American Homes 4 Rent Two, LLC

29.	AMH Portfolio One, LLC, and its subsidiaries are:

a.	Beazer Pre-Owned Homes, LLC

b.	Beazer Pre-Owned Homes II, LLC

30.	AMH 2014-1 Equity Owner, LLC, and its subsidiary is:

AMH 2014-1 Borrower, LLC

31.	AMH 2014-2 Equity Owner, LLC, and its subsidiary is:

AMH 2014-2 Borrower, LLC

32.	AMH 2014-3 Equity Owner, LLC, and its subsidiary is:

AMH 2014-3 Borrower, LLC

33.	AMH 2015-1 Equity Owner, LLC, and its subsidiary is:

AMH 2015-1 Borrower, LLC

34.	AMH 2015-2 Equity Owner, LLC, and its subsidiary is:

AMH 2015-2 Borrower, LLC

35.	SFR 2014 PL, LLC, and its subsidiaries are:

a.	SFR 2014 Springer Corp.

b.	SFR 2014-GA LLC

c.	SFR 2014-NC LLC

d.	SFR 2014-TN LLC

e.	SFR 2014-TX LLC

36.	American Homes 4 Rent II, LLC, and its subsidiaries are:

a.	AMH Roman Two AZ, LLC

b.	AMH Roman Two CO, LLC

c.	AMH Roman Two FL, LLC

d.	AMH Roman Two GA, LLC

e.	AMH Roman Two NC, LLC

f.	AMH Roman Two NV, LLC

g.	AMH Roman Two OR, LLC

h.	AMH Roman Two SC, LLC

i.	AMH Roman Two TN, LLC

j.	AMH Roman Two TX, LLC

k.	AMH Roman Two WA, LLC

37.	American Residential GP, LLC

38.	American Residential Leasing Company, LLC

39.	ARP 2014-1 Borrower, LLC

40.	ARP 2014-1 Depositor, LLC

41.	ARP Management Arizona, LLC

42.	ARP Management Tennessee, LLC

43.	ARP Management Texas, LLC

44.	Las Piedras Owners Association

45.	New ARP GP, LLC

46.	Regents Village Homeowners’ Association

47.	2014-SFR 1 Equity Owner, LLC

48.	ARPI REIT, LLC